Exhibit 10.1
Execution Version
FIFTH AMENDMENT TO CREDIT AGREEMENT
          THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made the 23rd day of December, 2009, by and among THE ST. JOE COMPANY, a Florida corporation, ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C., a Delaware limited liability company, ST. JOE FINANCE COMPANY, a Florida corporation, the LENDERS listed on the signature pages hereof and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent.
RECITALS:
          The Borrower, the Initial Guarantors, the Administrative Agent and the Lenders entered into a certain Credit Agreement dated as of September 19, 2008, as amended by a First Amendment to Credit Agreement dated October 30, 2008, a Second Amendment to Credit Agreement dated February 20, 2009, a Third Amendment to Credit Agreement dated May 1, 2009 and a Fourth Amendment to Credit Agreement dated October 15, 2009 (referred to herein, as so amended, as the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.
          The Borrower and the Guarantors have requested the Administrative Agent and the Lenders to (i) amend the definition of “Required Lenders” and Section 5.38(c) within the Credit Agreement, and (ii) amend the Credit Agreement to increase the Revolver Commitments in an amount equal to $25,000,000 and to increase the total Revolver Commitments in a total aggregate amount equal to $125,000,000, as set forth herein (as to (ii), the “Commitment Increase”). The Borrower and the Guarantors have also requested the joinder of Deutsche Bank Trust Company Americas as an Additional Lender to facilitate the Commitment Increase. The Lenders, the Administrative Agent, the Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:
          SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.
          SECTION 2. Amendment. The Credit Agreement is hereby amended as set forth in this Section 2.
          SECTION 2.01. Amendment to Section 1.01. The definition of “Required Lenders” set forth in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

          “Required Lenders” means at any time not less than two (2) Lenders (for which purposes Affiliates of a Lender shall be treated as a single Lender) having at least 66-2/3% of the aggregate amount of the Revolver Commitments or, if the Revolver Commitments are no longer in effect, not less than two (2) Lenders (for which purposes Affiliates of a Lender shall be treated as a single Lender) holding at least 66-2/3% of the aggregate outstanding principal amount of the Revolver Notes and the Letter of Credit Obligations.
          SECTION 2.02. Amendment to Section 5.38(c). Section 5.38(c) of the Credit Agreement is amended and restated to read in its entirety as follows:
          (c) If (i) the Ratio of Total Indebtedness to Total Asset Value is greater than or equal to 35% (as determined upon the delivery of a Margin and Fee Rate Certificate in compliance with Section 5.01(j)) and the Required Lenders request to have appraisals prepared in respect of any Mortgaged Property of St. Joe Timberland that constitutes or is to constitute Collateral, or (ii) the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Mortgaged Property of St. Joe Timberland that constitutes or is to constitute Collateral, St. Joe Timberland will, at its own expense, provide to the Administrative Agent appraisals (or reimburse the Administrative Agent for such appraisals as Administrative Agent or the Required Lenders elect to obtain) which satisfy the applicable requirements of Applicable Laws, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent; provided, however, at any time a Trigger Event has occurred and is continuing, St. Joe Timberland will, at its own expense, provide to the Administrative Agent appraisals (or reimburse the Administrative Agent for such appraisals as Administrative Agent or the Required Lenders elect to obtain) in respect to all of the Mortgaged Property which satisfy the reasonable requirements of Administrative Agent in all material respects. As long as a Trigger Event is continuing, the Administrative Agent (acting in its sole discretion or at the direction of the Required Lenders acting in their sole discretion) may require additional appraisals on all or any portion of the Mortgaged Property (at the sole expense of St. Joe Timberland).
          SECTION 3. Joinder of Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby (including the Commitment Increase) and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Fifth Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Amendment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.
          SECTION 4. Increase in Revolver Commitments. The Borrower, the Guarantors, the Administrative Agent and the Lenders acknowledge and agree that, as of the Fifth Amendment Effective Date, the aggregate amount of the Revolver Commitments shall be increased in an amount equal to $25,000,000, for a total aggregate amount of the Revolver Commitments of all of the Lenders equal to $125,000,000. The amended amount of each Lender’s total Revolver Commitment is the amount set forth opposite the name of such Lender on the signature pages hereof. To the extent necessary, the Administrative Agent shall deliver to each Lender a Revolver Note executed by the Borrower in the amount of such Lender’s respective Revolver Commitment.
          SECTION 5. Reaffirmation. To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and the Guarantors hereby (a) restate and renew each and every representation and warranty heretofore made by them under, or in connection with the execution and delivery of, the Credit Agreement and the other Loan Documents (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date); (b) restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement and in the Loan Documents; and (c) acknowledge and agree that there exists no right of offset, defense, counterclaim or objection in favor of the Borrower or any Guarantor as against the Administrative Agent or any Lender with respect to the payment or performance of the Obligations.
          SECTION 6. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions:
          (a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;
          (b) the Administrative Agent shall have received resolutions from the Borrower and the Guarantors and other evidence as the Administrative Agent may reasonably request, respecting the authorization, execution and delivery of this Amendment;

          (c) the fact that the representations and warranties of the Borrower and the Guarantors contained in Section 8 of this Amendment shall be true on and as of the date hereof; and
          (d) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
          SECTION 7. No Other Amendment. Except for the amendments set forth above and those contained in the First Amendment to Credit Agreement dated October 30, 2008 (“First Amendment”), the Second Amendment to Credit Agreement dated February 20, 2009 (“Second Amendment”), the Third Amendment to Credit Agreement dated May 1, 2009 (“Third Amendment”), and the Fourth Amendment to Credit Agreement dated October 15, 2009 (“Fourth Amendment”), the text of the Credit Agreement shall remain unchanged and in full force and effect. On and after the Fifth Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and this Amendment. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and this Amendment shall be construed together as a single agreement. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower and the Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower and the Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.
          SECTION 8. Representations and Warranties. The Borrower and the Guarantors hereby represent and warrant to each of the Lenders as follows:
          (a) No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lenders on the date hereof, or shall result from the Commitment Increase.
          (b) The Borrower and the Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.
          (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and the Guarantors and constitutes the legal,

valid and binding obligations of the Borrower and the Guarantors enforceable against them in accordance with its terms.
          (d) The execution and delivery of this Amendment and the performance by the Borrower and the Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Guarantor that is a corporation, the articles of organization or operating agreement of any Guarantor that is a limited liability company, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Borrower, or any Guarantor is party or by which the assets or properties of the Borrower and the Guarantors are or may become bound.
          SECTION 9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.
          SECTION 10. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.
          SECTION 11. Effective Date. This Amendment shall be effective as of December 23, 2009 (“Fifth Amendment Effective Date”).

          IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE ST. JOE COMPANY
By:	/s/ David S. Childers III
	Name:	David S. Childers III
	Title:	Vice President — Finance

[CORPORATE SEAL]

ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C.
By:	/s/ David S. Childers III
	Name:	David S. Childers III
	Title:	Vice President — Finance & Assistant Treasurer

[CORPORATE SEAL]

ST. JOE FINANCE COMPANY
By:	/s/ David S. Childers III
	Name:	David S. Childers III
	Title:	Assistant Treasurer

[CORPORATE SEAL]

Revolver Commitment: $100,000,000	BRANCH BANKING AND TRUST COMPANY, as Administrative Agent and as a Lender
	By:	/s/ Michael F. Skorich		(SEAL)
		Name:	Michael F. Skorich
		Title:	Senior Vice President

Revolver Commitment: $25,000,000	DEUTSCHE BANK TRUST COMPANY AMERICAS
	By:	/s/ J. T. Coe		(SEAL)
		Name:	J. T. Coe
		Title:	Managing Director

	By:	/s/ Mary Kay Coyle		(SEAL)
		Name:	Mary Kay Coyle
		Title:	Managing Director